EXHIBIT 5




Joint Filing Agreement

     Be it known that the undersigned hereby agree to file jointly a
Schedule 13D, including amendments thereto, reporting the beneficial ownership of the Class A Common Stock, par value $.01 per share, of Adelphia Communications Corporation.


Dated: November 3, 1995              FPL GROUP, INC.

                                     /s/ Michael W. Yackira
                                     Name: Michael W. Yackira
                                     Title: Vice President, Finance &
                                            Chief Financial Officer


Dated: November 3, 1995              FPL GROUP CAPITAL INC

                                     /s/ Michael W. Yackira
                                     Name: Michael W. Yackira
                                     Title: Vice President &
                                            Chief Financial Officer


Dated: November 3, 1995              TELESAT CABLEVISION, INC.

                                     /s/ Dennis P. Coyle
                                     Name: Dennis P. Coyle
                                     Title: President


Dated: November 3, 1995              TELESAT CABLEVISION OF SOUTH
                                       FLORIDA, INC.

                                     /s/ Dennis P. Coyle
                                     Name: Dennis P. Coyle
                                     Title: President


Dated: November 3, 1995              CABLE LP I, INC.

                                     /s/ Dennis P. Coyle
                                     Name: Dennis P. Coyle
                                     Title: President